Exhibit 10.8

Product Purchase and Sales Contract

Contract No.	NJHKP00RD220413-01	Date of Conclusion	April 13, 2022
Party A:	Nanjing HowKing Technology Co., Ltd.	Legal Representative	PING CHEN
Party B:	Shenzhen Ping’anshun Technology Co., Ltd.	Legal Representative	KE Shimeng

The Contract is entered into by the Parties in Nanjing;

Product details and price

Serial No.	Product name	Specification, model & configuration	Material code	Unit	Quantity	Unit price	Total price
1
2	Total: RMB eight million three hundred and ninety five thousand two hundred only				8,395200.00

In accordance with the Civil Code of the People’s Republic of China and applicable legal provisions, Party A and Party B enter into this Contract after amicable negotiation on the purchase of products:

I. Subject of Contract

Party A agrees to purchase from Party B, and Party B agrees to sell to Party A the products, “5G PRRU and accessories”, under this Contract, for the “smart-city” radio transceiver platform construction project.

II. Contract Price

The total contract price is RMB [ ] (in words: RMB eight million three hundred and ninety five thousand two hundred only), including 13% tax

III. Payment Mode and Terms

3.1	All expenses incurred between Party A and Party B shall be settled and paid in RMB.

3.2	Within 5 working days from the date of signing the Contract and receiving the VAT Fapiao (taxed invoice) issued by Party B, Party A shall pay Party B 100% of the total contract price, i.e., RMB eight million three hundred and ninety five thousand two hundred only (¥8,395,200.00).

IV. Deadline, Mode and Place of Delivery

4.1	Party B shall deliver the products to Party A’s designated place within 30 working days, and the freight cost is included in the total contract price.

V. Project Acceptance and Warranty

5.1	Party A and Party B shall inspect and accept the products as agreed herein.

5.2	12 months from the delivery of products to Party A’s designated place shall be the warranty term, during which Party B shall repair the project at no cost.

5.3	Where Party A does not raise any written objection to Party B about the quality and function of the products within 5 working days from confirmation of the arrival of the products, it shall be deemed that the products arrived have passed the inspection and acceptance, and Party A shall not raise further objection in this regard.

5.4	Party A shall conduct the final inspection of the products within 2 natural months after the initial inspection by the customer; in case of no written objection about the performance and function of the subject of the project raised to Party B within 2 natural months after the initial inspection is passed, the products shall be deemed as qualified for acceptance, and Party A shall not raise further objection in this regard; Party B shall be responsible for replacement of the products without any compensation if any quality problem occurs in the products within 2 natural months upon the initial inspection.

VI. Attribution and Confidentiality of Intellectual Property Rights

6.1	Both Parties shall be strictly bound by the obligation of confidentiality with respect to the technical and commercial secrets (hereinafter referred to as the “Confidential Information”) of either party which come to their knowledge in the course of negotiation, signing and performance of this Contract, whether during the term of this Contract or after the termination of this Contract. The Parties warrant that all Confidential Information coming to their knowledge pursuant to the Contract shall be used only for the purposes of this Contract and for no other purpose. Without the prior written authorization of either party, or in accordance with the provisions of laws and regulations or the requirements of the relevant government departments, the other party shall not disclose, transfer, license the use of, exchange, gift to a third party, or share with any other third party, or improperly use such Confidential Information in any way. Acts of employees, consultants, etc. of either party are deemed to be acts of that party. Any violation of this Article that causes damage to either of the Parties shall subject the other party to the relevant legal liability.

6.2	Party B shall guarantee that the above products provided by Party B do not infringe the intellectual property rights or other legal rights of other third parties; otherwise, Party A shall have the right to unilaterally terminate the Contract, require Party B to refund the corresponding fees for the products that do not comply with the above conditions, and recover from Party B liquidated damages of 30% of the total contract price.

VII. Liability for Breach

7.1	Party B is obliged to provide Party A with the products that conform to the Contract. In case the subject delivered by Party B does not comply with the Contract, Party B is responsible for replacement free of charge until it meets; in case Party B delays the delivery of products or the products delivered do not comply with the Contract, Party B shall pay Party A liquidated damages at 5‰ of the total contract price per day; once Party B delays the delivery for more than 15 days, Party A is entitled to unilaterally terminate the Contract.

7.2	If Party A terminates the Contract midway without Party B’s reason, Party A shall reimburse Party B additional liquidated damages at 30% of the contract price.

VIII. Force Majeure

8.1	In the event that either Party A or Party B is unable to perform or is unable to fully perform its obligations hereunder due to force majeure events such as war and serious earthquakes, typhoons, and fires, it shall notify the other party as soon as possible by means of facsimile or e-mail, and shall submit to the other party by express mail the supporting documents issued by the relevant authorities for its review and confirmation within 5 working days after the force majeure event has been terminated or eliminated. The party affected by force majeure shall take all reasonable actions to eliminate the effects of force majeure and to minimize the damage caused by force majeure to the other party. If the performance of the Contract is affected by such force majeure event, the performance of the Contract shall be extended accordingly based on the time affected by the force majeure event.

IX. Contacts, Contact Information and Service of Notices

9.1	The below are the contacts and contact information for both Party A and Party B:

Party A	Nanjing HowKing Technology Co., Ltd.
Mailing address	No. 9, Mozhou East Road, Jiangning Economic and Technological Development Zone, Nanjing City
Account bank	China Everbright Bank Nanjing Branch Jiangning Sub-branch
Account No.
Taxpayer ID No.
Contact
Contact information

Party B	Shenzhen Ping’anshun Technology Co., Ltd.
Mailing address	Workshop 201, No. 366, Guihua Road, Guanlan, Guixiang Community, Guanlan Sub-district, Longhua District, Shenzhen City
Tel.	0755-81796383
Account bank	Shenzhen Futian Yinzuo Rural Bank Guanlan Sub-branch
Account No.
Unified social credit code
Contact
Contact information

9.2	All notices, correspondence and related documents (hereinafter referred to as “notice”) in the Contract shall be given in writing, and served in the forms, including but not limited to, letters, express mail, facsimile, e-mail and the like.

9.3	All notices hereunder shall be sent to the mailing address, facsimile number, or e-mail of Party A or Party B as set forth in Article 9.1.

9.4	If the notice is sent by registered letter or express mail, it shall be deemed to have been served on the third day after the date of delivery, which shall be subject to the postmark on the return receipt handed over to the sender by the post office; if it is sent by facsimile, it shall be deemed to have been served on the same day; and if it is sent by e-mail, it shall be deemed to have been served at the time when the e-mail is sent.

X. Dispute Resolution

10.1	All disputes arising from or in connection with the execution of the Contract shall be settled through friendly negotiation between both Parties. If the negotiation fails, both Parties agree to file a lawsuit with the court of competent jurisdiction at Party A’s location. The losing party bears all costs associated with the litigation (including, but not limited to, attorney’s fees, legal costs, and transportation costs).

10.2	Annex 1 to the Contract: List of the Content and Price of Products

XI. Miscellaneous

11.1	The Contract is made in four counterparts, with each party holding two copies, respectively, and shall enter into effect upon signature and seal of the Parties.

11.2	Any changes or additions to this Contract shall be mutually agreed upon by both Parties and confirmed in writing under seal.

11.3	The annexes and supplementary agreements to the Contract shall constitute one and the same original instrument.

Party A: Nanjing HowKing Technology Co., Ltd.	Party B: Shenzhen Ping’anshun Technology Co., Ltd.

Authorized representative (signature): (Signed)	Authorized representative (signature): (Signed)

Date: April 13, 2022	Date: April 13, 2022

Special Seal for Contract (2) of Nanjing HowKing Technology Co., Ltd., 3201153394871 (Sealed)

Shenzhen Ping’anshun Technology Co., Ltd. (Sealed)

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